UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Fractyl Health, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED AUGUST 15, 2025
FRACTYL HEALTH, INC.
NOTICE & PROXY STATEMENT
Special Meeting of Stockholders
October 3, 2025
10:00 a.m. Eastern Time
Fractyl Health, Inc.
3 Van de Graaff Drive, Suite 200
Burlington, Massachusetts 01803

MESSAGE TO OUR STOCKHOLDERS
[  ], 2025
Dear Fellow Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders of Fractyl Health, Inc. (the “Company”) to be held on Friday, October 3, 2025, at 10:00 a.m. Eastern Time. Our Special Meeting will be a completely virtual meeting of stockholders that will be conducted via live webcast. You will be able to attend the virtual Special Meeting, vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/GUTS2025SM. Utilizing the latest technology and a virtual meeting format will allow stockholders to participate from any location and we expect will enable increased attendance, improved communications and cost savings for our stockholders and the Company compared to an in person meeting.
The Notice of Special Meeting and Proxy Statement on the following pages describe the matters to be presented at the Special Meeting. Details regarding how to attend the meeting and the business to be conducted at the Special Meeting are more fully described in the Notice of Special Meeting and Proxy Statement.
Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the Special Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Instructions regarding how you can vote are contained on the proxy card.
We appreciate your interest in and support of Fractyl Health and look forward to your participation at the Special Meeting.
Sincerely,
[   ]
Harith Rajagopalan, M.D., Ph.D.
Co-Founder, Chief Executive Officer and Director

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Dear Fellow Stockholder:
A Special Meeting of Stockholders (the “Special Meeting”) of Fractyl Health, Inc., a Delaware corporation (the “Company”), will be held on Friday, October 3, 2025, at 10:00 a.m. Eastern Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online by visiting www.virtualshareholdermeeting.com/GUTS2025SM and entering your 16-digit control number included on your proxy card.
Proposals
The Special Meeting will be held for the following purposes:

1
The approval of the issuance of shares of the Company’s common stock in accordance with Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder pursuant to the exercise of warrants sold in our financing transaction that closed on August 7, 2025 (the “Offering”).

2	The approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.

Only holders of record of our outstanding shares of common stock at the close of business on August 6, 2025, are entitled to notice of and to vote at the Special Meeting, or any continuation, postponement or adjournment of the Special Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Special Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal executive office. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.
YOUR VOTE IS IMPORTANT: Important Information for Holders of our Common Stock
It is important that your shares be represented regardless of the number of shares you may hold as of the record date. Whether or not you plan to attend the virtual Special Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed pre-addressed return envelope, which needs no postage if mailed in the United States. We encourage stockholders to submit their proxy by mail, telephone, or Internet. Promptly voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option. The Company asks your cooperation in promptly submitting your proxy.
If you would like to attend the virtual Special Meeting, please refer to the logistical information in the section titled “Questions and Answers About the Special Meeting of Stockholders.”

By Order of the Board of Directors,

[ ]
Sarah Toomey
General Counsel and Corporate Secretary

[ ], 2025

For a disclaimer regarding forward-looking statements in this proxy statement, please refer to -Forward-Looking Statements.
i

Fractyl Health, Inc.
3 Van de Graaff Drive, Suite 200
Burlington, Massachusetts 01803

EXECUTIVE SUMMARY
Special Meeting Information
Date and Time: Friday, October 3, 2025, 10:00 a.m. Eastern Time
Location: www.virtualshareholdermeeting.com/GUTS2025SM
Record Date: August 6, 2025
Proxy Mail Date: On or about [ ], 2025
How to Vote
Before the Special Meeting:
•	By Internet: Visit the website listed on your proxy card
•	By Phone: Call the telephone number on your proxy card
•	By Mail: If you received paper copies, sign, date and return your proxy card in the provided envelope
During the Special Meeting:
•	Participate in the Special Meeting webcast using your 16-digit control number
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Fractyl Health, Inc. (the “Company,” “Fractyl Health,” “we” or “us”) of proxies to be voted at our Special Meeting of Stockholders to be held on Friday, October 3, 2025 (the “Special Meeting”), at 10:00 a.m. Eastern Time, and at any continuation, postponement or adjournment of the Special Meeting. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online by visiting www.virtualshareholdermeeting.com/GUTS2025SM and entering your 16-digit control number included on your proxy card.
Only holders of record of outstanding shares of our common stock, par value $0.00001 per share, at the close of business on August 6, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement or adjournment of the Special Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on the Record Date, there were 50,289,014 shares of common stock outstanding and entitled to vote at the Special Meeting.
This proxy statement will be sent on or about [ ], 2025, to holders of our common stock (as of the Record Date).

This section summarizes and highlights certain information contained in this proxy statement but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement carefully before voting. Frequently asked questions and logistical information regarding the Special Meeting is available in the section titled “Questions and Answers About the Special Meeting of Stockholders” beginning on page 9.
Important Notice Regarding the Availability of Proxy Materials for the Special
Meeting of Stockholders To Be Held on October 3, 2025:

THIS NOTICE AND PROXY STATEMENT IS AVAILABLE FOR VIEWING,
PRINTING AND DOWNLOADING AT www.proxyvote.com.
Meeting Agenda Items

Proposal	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: Approval of the issuance of shares of the Company’s common stock in accordance with Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder pursuant to the exercise of warrants sold in our financing transaction that closed on August 7, 2025 (the “Offering”).	3	Affirmative vote of the holders of a majority in voting power of the votes cast on the matter	FOR
Proposal No. 2: Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.	5	Affirmative vote of the holders of a majority in voting power of the votes cast on the matter	FOR

PROPOSAL ONE – APPROVAL OF THE ISSUANCE OF THE COMPANY’S COMMON STOCK UPON THE EXERCISE OF WARRANTS IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(D)
Background of the Offering
Pursuant to the listing rules of The Nasdaq Stock Market LLC ( “Nasdaq Listing Rule”) 5635(d) and the interpretations and guidance of The Nasdaq Stock Market LLC (“Nasdaq”) thereunder, we are seeking stockholder approval (the “Tranche B Warrant Stockholder Approval”) for the issuance of up to 21,904,761 shares of our common stock upon the exercise of warrants that we issued in the Offering (the “Tranche B Warrant Proposal”).
On August 6, 2025, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co., Inc. (the “Underwriter”) pursuant to which we sold (i) 21,904,761 shares of our common stock, par value $0.00001 per share, (ii) warrants to purchase up to 21,904,761 shares of common stock (the “Tranche A Warrants”) and (iii) warrants to purchase up to 21,904,761 shares of common stock (the “Tranche B Warrants”), at a combined offering price of $1.05 for each share of common stock, accompanying Tranche A Warrant and accompanying Tranche B Warrant. The net proceeds received by us from the Offering were approximately $20.7 million, and the Offering closed on August 7, 2025.
The purpose of the Offering was to provide us with cash to support our Revita and Rejuva pipeline programs and for working capital and other general corporate purposes, including to extend our expected cash runway through key upcoming 3- and 6-month REMAIN-1 Midpoint Cohort randomized data readouts from our REMAIN-1 pivotal study, as further described in our other filings with the Securities and Exchange Commission (the “SEC”). If our stockholders do not approve this Tranche B Warrant Proposal, we have agreed to seek stockholder approval every thirty (30) days until we obtain Tranche B Warrant Stockholder Approval. We will incur substantial costs, and management will devote substantial time and attention, in attempting to obtain the Tranche B Warrant Stockholder Approval.
Description of Tranche B Warrants
In compliance with Nasdaq Listing Rule 5635(d), the Tranche B Warrants are not exercisable until and unless we receive the Tranche B Warrant Stockholder Approval. Following the Tranche B Warrant Stockholder Approval, the Tranche B Warrants will be exercisable for five years from the date of Tranche B Warrant Stockholder Approval. The Tranche B Warrants have an initial exercise price per share of common stock of $1.05, subject to certain adjustments.
The Tranche B Warrant holders must pay the exercise price in cash upon the exercise of the Tranche B Warrants. However, at any time when a registration statement covering the issuance of the shares of common stock issuable upon exercise of the Tranche B Warrants is not effective, the holder may, at its option, exercise its Tranche B Warrants on a cashless basis.
Purpose of Proposal No. 1
Our common stock is listed on Nasdaq and trades under the ticker symbol “GUTS.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions, other than public offerings, involving the sale, issuance or potential issuance of 20% or more of the outstanding common stock or voting power of the issuer prior to the transaction. In determining whether a transaction qualifies as a public offering, Nasdaq considers all relevant factors, including the extent of any discount to market price. In determining discount, Nasdaq generally attributes a value of $0.125 for each warrant offered with a share of common stock, which value is generally deemed to be a discount. In order to ensure that the Offering qualified as a public offering under Nasdaq Listing Rule 5635(d) due to the value attributable to the Tranche B Warrants, the Tranche B Warrants provide that they may not be exercised - and therefore have no value - until stockholder approval of their exercise is obtained.

Potential Consequences if Proposal No. 1 is Not Approved
The board of directors is seeking approval to issue the shares of our common stock underlying the Tranche B Warrants in connection with an exercise of the Tranche B Warrants. The failure of our stockholders to approve this Proposal No. 1 could result in adverse consequences to the Company, including the following:
•
Each of the Tranche B Warrants has an initial exercise price of $1.05 per share. If all the Tranche B Warrants are cash exercised we will receive additional gross proceeds of approximately $23.0 million. If the Tranche B Warrants cannot be exercised, we will not receive such proceeds, which could adversely impact our business and financial condition, including our ability to fund our operations and advance the clinical trials and related product development activities for our product candidates.

•
In connection with the Offering and the issuance of the Tranche B Warrants, we agreed to seek stockholder approval every thirty (30) days until our stockholders approve the issuance of the shares of common stock underlying the Tranche B Warrants. The costs and expenses associated with repeatedly seeking such approval could adversely impact our ability to fund our operations. Additionally, management may devote substantial time and attention to seeking the Tranche B Warrant Stockholder Approval, which would distract management from operating our business.

•
Failure to obtain the Tranche B Warrant Stockholder Approval may discourage future investors from engaging in financings with us. As a result, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all.

Potential Adverse Effects if Proposal No. 1 is Approved
If this Proposal No. 1 is approved, existing stockholders may suffer dilution in their ownership interests as a result of the potential issuance of shares of common stock upon exercise of the Tranche B Warrants. Assuming the full exercise of the Tranche B Warrants, an aggregate of 21,904,761 additional shares of common stock will be issued, and the ownership interest of our existing stockholders would be correspondingly reduced. The number of shares of common stock described above does not give effect to (i) the issuance of shares of common stock pursuant to other outstanding options and warrants, including the Tranche A Warrants or (ii) any other future issuances of our common stock. The sale into the public market of these shares also could materially and adversely affect the market price of our common stock.
Voting Agreement
On August 6, 2025, the Company and its directors, its officers, Mithril LP and Mithril II LP (together with Mithril LP, “Mithril”), collectively holding an aggregate of approximately 21% in voting power of our common stock as of the Record Date for the Special Meeting, entered into a voting agreement, pursuant to which the Company and its directors, its officers and Mithril agreed to vote in favor of this Tranche B Warrant Proposal (the “Voting Agreement”).
Interests of Certain Persons
Other than disclosed herein, none of our directors or executive officers have a substantial interest, directly or indirectly, in the matters set forth in this Proposal No. 1 except to the extent of their ownership of shares of our common stock and common stock underlying other convertible securities.
Board Recommendation

✔
The Board recommends a vote “FOR” the approval of the issuance of shares of the Company’s common stock in accordance with Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder pursuant to the exercise of warrants sold in the Offering.

PROPOSAL TWO – APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING.
The Board believes that if the number of shares of the Company’s common stock cast in favor of Proposal No. 1 is insufficient to approve the Tranche B Warrant Proposal, it is in the best interests of the Company and its stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve the Tranche B Warrant Proposal.
In this Proposal No. 2, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Tranche B Warrant Proposal.
Approval of the adjournment of the Special Meeting requires the affirmative vote of the holders of a majority in voting power of the votes cast on this Proposal No. 2.
Board Recommendation

✔
The Board recommends a vote “FOR” the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of August 6, 2025 with respect to the beneficial ownership of our common stock by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any community property laws.
Percentage ownership of our common stock is based on 50,289,014 shares of our common stock outstanding as of August 6, 2025. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, RSUs, warrants or other rights held by such person that are currently exercisable or vested, or will become exercisable or vest within 60 days of August 6, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless noted otherwise, the address of all listed stockholders is c/o Fractyl Health, Inc., 3 Van de Graaff Drive, Suite 200, Burlington, Massachusetts 01803.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% or Greater Stockholders
Entities affiliated with Mithril(1)	6,412,201	12.8%
CVF, LLC(2)	5,544,669	10.8%
Entities affiliated with Maverick Capital(3)	5,119,290	10.0%
Entities affiliated with General Catalyst(4)	4,884,186	9.7%
Entities affiliated with Bessemer Venture Partners(5)	4,770,901	9.5%

Named Executive Officers and Directors
Harith Rajagopalan, M.D., Ph.D.(6)	2,881,950	5.5%
Jay D. Caplan(7)	1,001,546	2.0%
Lisa A. Davidson(8)	629,839	1.2%
Kelly Barnes(9)	100,368	*
William W. Bradley(10)	448,490	*
Samuel Conaway(11)	15,000	*
Entities affiliated with Marc Elia(12)	1,871,117	3.7%
Entities affiliated with Clive Meanwell, M.B., Ch.B., M.D.(13)	292,890	*
Ajay Royan(1)(14)	6,445,102	12.8%
Amy W. Schulman(15)	167,304	*
All current executive officers and directors as a group (11 persons)(16)	14,121,266	26.1%

*	Represents beneficial ownership of less than 1%.
(1)
Based solely on a Schedule 13G filed on November 13, 2024. Consists of (a) 5,160,301 shares of common stock held by Mithril LP and (b) 1,251,900 shares of common stock held by Mithril II LP. Mithril GP LP is the general partner of Mithril LP and Mithril GP LP may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Mithril LP. Mithril II UGP LLC is the general partner of Mithril II GP LP, which is the general partner of Mithril II LP and each of Mithril II UGP LLC and Mithril II GP LP may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Mithril II LP. Ajay Royan is the authorized person of Mithril GP LP and is the sole managing member of Mithril II UGP LLC. Ajay Royan and Peter Thiel are the members of the investment committee of Mithril GP LP and the members of the investment committee established by Mithril II GP LP, respectively. Each of the investment committees makes all investment decisions with respect to the shares held by each of Mithril LP and Mithril II LP, respectively, and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by each of Mithril LP and Mithril II LP. The address of the principal offices of each of these entities is c/o Mithril Capital Management LLC, 111 Congress Avenue, Suite 500, Austin, TX 78701.
(2)
Based on a Schedule 13G filed on February 14, 2024, and information known to the Company. Consists of (i) 4,673,870 shares of common stock for which CVF, LLC has shared voting power and shared dispositive power; (ii) 4,673,870 shares of common stock for which HCC Manager LLC has shared voting power and shared dispositive power; and (iii) 870,799 shares of common stock issuable upon exercise of the July 2023 Warrants at an assumed exercise price of $12.00. HCC Manager LLC, manager of CVF, LLC, exercises voting and investment power with respect to the shares held by CVF, LLC. The address of CVF, LLC is 222 N. LaSalle Street, Suite 2000, Chicago, IL 60601.

(3)
Based on a Schedule 13G filed on November 14, 2024, and information known to the Company. Consists of (i) 4,248,492 shares of common stock for which Maverick Capital, Ltd. has shared voting power and shared dispositive power; (ii) 4,248,492 shares of common stock for which Maverick Capital Management, LLC has shared voting power and shared dispositive power; (iii) 4,248,492 shares of common stock for which Lee S. Ainslie III has shared voting power and shared dispositive power; (iv) 435,399 shares of common stock issuable to Maverick Designated Investments Fund, L.P. upon exercise of the July 2023 Warrants at an assumed exercise price of $12.00; and (v) 435,399 shares of common stock issuable to Maverick Growth Fund, L.P. upon exercise of the July 2023 Warrants at an assumed exercise price of $12.00. The address of each of these entities is c/o Maverick Capital, Ltd., 1900 N. Pearl Street, 20th Floor, Dallas, TX 75201.

(4)
Based solely on a Schedule 13G filed on February 16, 2024. Consists of (i) 4,884,186 shares of common stock for which General Catalyst GP V, LLC (“GCGPV”) has shared voting power and shared dispositive power; (ii) 4,884,186 shares of common stock for which General Catalyst Partners V, L.P. (“GCGV GPLP”) has shared voting power and shared dispositive power; (iii) 4,884,186 for which General Catalyst Group V, L.P. (“GCGV”) has shared voting power and shared dispositive power; and (iv) 4,884,186 for which GC Entrepreneurs Fund V, L.P. (“GCEV” and, together with GCGPV, GCGV FPLP, and GCGV, the “Reporting Persons”) has shared voting power and shared dispositive power. General Catalyst Group Management Holdings GP, LLC (“GCGMH LLC”), is the general partner of General Catalyst Group Management Holdings, L.P. (“GCGMH”), which is the manager of General Catalyst Group Management, LLC (“GCGM”), which is the manager of GCGPV. GCGV GPLP is the sole general partner of GCGV and GCEV. GCGPV is the sole general partner of GCGV GPLP. GCGV is the record owner of 4,784,323 shares and GCEV is the record owner of 99,863 shares (collectively, the “Record Shares”). As the general partner of GCGMH, GCGMH LLC may be deemed to beneficially own the Record Shares. As the sole general partner of GC V and GCEV, GCGV GPLP may be deemed to beneficially own the Record Shares. As the sole general partner of GCGV GPLP, GCGPV may be deemed to beneficially own the Record Shares. By virtue of their relationship as affiliated entities who have overlapping general partners and managing directors, each Reporting Person may be deemed to share the power and direct the disposition and vote of the Record Shares. Both GCGMH LLC and GCGPV are controlled by a group of three or more individuals, or the Managing Directors, having shared voting and dispositive control over the shares held by GC V and GCEV. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of both GCGMH LLC and GCGPV Managing Directors, no one of the Managing Directors is deemed to be a beneficial owner of the Issuer’s securities held by GCGV and GCEV. The principal business address of the foregoing entities and persons is 20 University Road, 4th Floor, Cambridge, MA 02138.

(5)
Based solely on a Schedule 13G filed on February 14, 2025. Consists of (i) 2,576,288 shares of common stock held of record by BVP VII Special Opportunity Fund L.P. (“BVP SOF”) for which BVP SOF has sole voting and dispositive power; (ii) 1,526,689 shares of common stock held of record by Bessemer Venture Partners VII L.P. (“BVP VII”) for which BVP VII has sole voting and dispositive power; (iii) 667,924 shares of common stock held of record by Bessemer Venture Partners VII Institutional L.P. (“BVP VII Institutional”) for which BVP VII Institutional has sole voting and dispositive power; (iv) 4,770,901 shares of common stock for which Deer VII & Co. L.P. (“Deer VII L.P.”) has sole voting and dispositive power; and (v) 4,770,901 shares of common stock for which Deer VII & Co. Ltd. (“Deer VII Ltd.”) has sole voting and dispositive power. BVP SOF, BVP VII, and BVP VII Institutional, directly own shares of common stock. As the general partner of Deer VII LP, which in turn is the general partner of the funds, Deer VII Ltd may be deemed to beneficially own all of the shares of common stock held directly by the funds and have the power to direct the dividends from or the proceeds of the sale of such shares. The address of each of these entities is c/o Bessemer Venture Partners 1865 Palmer Avenue; Suite 104, Larchmont, NY 10583.

(6)
Consists of (i) 491,329 shares of common stock held by Harith Rajagopalan; (ii) 602,980 shares of common stock held by various family trusts for which Dr. Rajagopalan serves as the investment advisor and, as a result, exercises voting and dispositive power with respect to such shares; and (iii) 1,787,641 shares of common stock underlying options currently exercisable or exercisable within 60 days of August 6, 2025.

(7)
Consists of (i) 153,544 shares of common stock held by Jay D. Caplan; (ii) 477,616 shares of common stock held by various family trusts for which Mr. Caplan serves as the investment advisor and, as a result, exercises voting and dispositive power with respect to such shares; and (iii) 370,386 shares of common stock underlying options currently exercisable or exercisable within 60 days of August 6, 2025.

(8)	Consists of (i) 7,525 shares of common stock; and (ii) 622,314 shares of common stock underlying options currently exercisable or exercisable within 60 days of August 6, 2025.
(9)	Consists of (i) 31,000 shares of common stock; and (ii) 69,368 shares of common stock underlying options currently exercisable or exercisable within 60 days of August 6, 2025.
(10)
Consists of (i) 16,129 shares of common stock; (ii) 186,393 shares of common stock underlying options currently exercisable or exercisable within 60 days of August 6, 2025 held of record by the Hillcrest Irrevocable Trust, of which Senator Bradley serves as sole trustee; and (iii) 245,968 shares of common stock underlying options currently exercisable or exercisable within 60 days of August 6, 2025.

(11)	Consists of 15,000 shares of common stock underlying options currently exercisable or exercisable within 60 days of August 6, 2025.
(12)
Consists of (i) 1,411,493 shares of common stock held by M28 Capital Master Fund LP (“M28 Capital”); (ii) 444,624 shares of common stock held by Sparviero LP; and (iii) 15,000 shares of common stock underlying options currently exercisable or exercisable within 60 days of August 6, 2025. Marc Elia is a managing member of M28 Capital Fund GP LLC, the general partner of M28 Capital and Sparviero LP, and, as a result, may be deemed to share voting and investment power with respect to the shares held by each. Mr. Elia disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of M28 Capital and Sparviero LP is 700 Canal Street, 2nd Floor, Stamford, Connecticut 06902
(13)
Consists of (i) 277,890 shares of common stock held by Population Health Capital Partners II, L.P. (“PHPII”) and (ii) 15,000 shares of common stock underlying options currently exercisable or exercisable within 60 days of August 6, 2025. Clive Meanwell, M.B., Ch.B., M.D., is the Founder of Population Health Partners GP, LLC, the general partner of PHPII, and, as a result, may be deemed to share voting and investment power with respect to the shares held by PHPII. Dr. Meanwell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of PHPII is 50 Mountaintop Road, Bernardsville, New Jersey 07924.

(14)	Includes (i) 17,901 shares of common stock; and (ii) 15,000 shares of common stock underlying options currently exercisable or exercisable within 60 days of August 6, 2025. See also footnote (1).
(15)	Consists of (i) 8,550 shares of common stock; and (ii) 158,754 shares of common stock underlying options currently exercisable or exercisable within 60 days of August 6, 2025.
(16)	Consists of (i) 10,352,782 shares of common stock; and (ii) 3,768,484 shares of common stock underlying options currently exercisable or exercisable within 60 days of August 6, 2025.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS
Who Is Entitled To Vote At The Special Meeting?
The Record Date for the Special Meeting is August 6, 2025. You are entitled to vote at the Special Meeting only if you are a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Special Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on August 6, 2025, there were 50,289,014 shares of our common stock issued and outstanding and entitled to vote at the Special Meeting.
What Is The Difference Between Being A “Record Holder” And Holding Shares In “Street Name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I Entitled To Vote If My Shares Are Held In “Street Name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.
How Many Shares Must Be Present To Hold The Special Meeting?
A quorum must be present at the Special Meeting for any business to be conducted. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting.
Who Can Attend And Vote At The Special Meeting?
Stockholders may participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/GUTS2025SM. To participate and vote at the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Special Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote. The meeting webcast will begin promptly at 10 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin 15 minutes before the meeting time, and you should allow ample time for check-in procedures.
Why Hold A Virtual Meeting?
We believe a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. A virtual meeting also improves communications, reduces negative environmental impact and reduces costs for our stockholders and the Company compared to an in person meeting. You will be able to attend the Special Meeting online by visiting www.virtualshareholdermeeting.com/GUTS2025SM. You also will be able to vote your shares electronically at the Special Meeting by following the instructions above.
What If During The Check-In Time Or During The Special Meeting I Have Technical Difficulties Or Trouble Accessing The Virtual Meeting Website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the Special Meeting login page.

What If A Quorum Is Not Present At The Special Meeting?
If a quorum is not present at the scheduled time of the Special Meeting, the chairperson of the Special Meeting may adjourn the Special Meeting until a quorum is present or represented.
What Does It Mean If I Receive More Than One Set Of Proxy Materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How Do I Vote?
We recommend that stockholders vote prior to the meeting by proxy even if they plan to attend the Special Meeting and vote during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:
•	by Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•	by Telephone: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•	by Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on October 2, 2025. We encourage stockholders to submit their proxy via telephone or the Internet.
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Special Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.
Can I Change My Vote After I Submit My Proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to our Corporate Secretary such that it is received prior to the Special Meeting; or
•	by voting during the Special Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote during the Special Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote during the Special Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.
Who Will Count The Votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What If I Do Not Specify How My Shares Are To Be Voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will Any Other Business Be Conducted At The Special Meeting?
No. The only matters to be voted on at the Special Meeting are Proposals 1 and 2. Under Section 2.3 of our Amended and Restated Bylaws, only the matters indicated in the notice of meeting accompanying this proxy statement may be transacted at the Special Meeting.
How Many Votes Are Required For The Approval Of The Proposals To Be Voted Upon And How Will Abstentions And Broker Non-Votes Be Treated?

Proposal	Page Number	Voting Standard	Effect of Abstentions And Broker Non-Votes
Proposal No. 1: Approval of the issuance of shares of the Company’s common stock in accordance with Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder pursuant to the exercise of warrants sold in the Offering.	3	Affirmative vote of the holders of a majority in voting power of the votes cast on the matter	Abstentions and broker non-votes, if any, will have no effect.

Proposal	Page Number	Voting Standard	Effect of Abstentions And Broker Non-Votes
Proposal No. 2: Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.	5	Affirmative vote of the holders of a majority in voting power of the votes cast on the matter	Abstentions and broker non-votes, if any, will have no effect.

What Is An Abstention And How Will Abstentions Be Treated?
An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on either of the proposals at the Special Meeting.
What Are Broker Non-Votes And Do They Count For Determining A Quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares, and there is at least one routine matter at the meeting. A broker is entitled to vote shares held for a beneficial owner on routine matters, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. Both Proposal No. 1 and Proposal No. 2 are non-routine matters. Therefore, we do not expect any broker non-votes at the Special Meeting.
Where Can I Find The Voting Results Of The Special Meeting?
We plan to announce preliminary voting results at the Special Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Special Meeting.

ADDITIONAL INFORMATION
Stockholder Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 3 Van de Graaff Drive, Suite 200, Burlington, Massachusetts 01803. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 25, 2025. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Corporate Secretary, Sarah Toomey.
In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2026 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices not later than March 13, 2026 and not before February 11, 2026. However, if the 2026 annual meeting of stockholders is more than 30 days earlier or more than 60 days after the anniversary of our 2025 annual meeting held on June 11, 2025, notice must be so delivered or mailed and received not later than the 90th day prior to the 2026 annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the 2026 annual meeting was first made by us. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2026 annual meeting of stockholders.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, any notice of director nomination submitted to the Company must include the additional information required by Rule 14a-19(b) under the Exchange Act.
Householding of Special Meeting Materials
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials for an annual meeting or special meeting in the future, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.
In addition to the use of the mail, proxies may be solicited by personal interview, telephone and email by directors, officers and other employees of Fractyl who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
Certain information contained in this proxy statement relating to the security holdings of our directors and officers is based upon information received from the individual directors and officers.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL SPECIAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

[ ]

Sarah Toomey
General Counsel and Corporate Secretary
[ ], 2025

FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the anticipated use of or impact of the net proceeds from the Offering, our anticipated cash runway for any period of time, the consequences or impact of the proposals being approved or not approved by the Company’s stockholders, and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the Company’s limited operating history; the incurrence of significant net losses and the fact that the Company expects to continue to incur significant net losses for the foreseeable future; the Company’s need for substantial additional financing; the approval of either proposal by the Company’s stockholders, and the other factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 3, 2025, our Quarterly Report on Form 10-Q filed with the SEC on August 12, 2025, our prospectus supplement filed with the SEC on August 7, 2025 pursuant to Rule 424(b)(5), and in our other filings with the SEC. These forward-looking statements are based on management’s current estimates and expectations. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause its views to change.
In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this proxy statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
References to our website address do not constitute incorporation by reference of the information contained at or available through our website, and you should not consider our website to be a part of this proxy statement.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 2, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GUTS2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 2, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V78737-S20390

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRACTYL HEALTH, INC.

The Board of Directors recommends that you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V78738-S20390

FRACTYL HEALTH, INC.
SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 3, 2025 10:00 AM EDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Harith Rajagopalan, Sarah Toomey and Lisa A. Davidson, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of FRACTYL HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. EDT, on October 3, 2025, virtually at www.virtualshareholdermeeting.com/GUTS2025SM, and any continuation, postponement, or adjournment thereof.

Such proxies are authorized to vote in their discretion on any matter that the Board of Directors did not know would be presented at the Special Meeting by a reasonable time before the proxy solicitation was made, and on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side